Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Makes Significant Progress on Disposition Program and
Reports First Quarter 2019 Operating Results

Indianapolis, Indiana, May 6, 2019 - Kite Realty Group Trust (NYSE:KRG) (“KRG”) reported today its operating results for the first quarter ended March 31, 2019.
“We are off to a strong start in 2019 and our team is swiftly executing on our full year operational and transactional objectives,” said Chairman and Chief Executive Officer, John A. Kite. “We had an extremely productive quarter on the leasing front, executing 95 deals for approximately 642,000 square feet, which is more than a 30% increase in GLA volume compared to Q4 2018. As for our disposition efforts, we have closed $135 million to date and have made significant strides toward our goal of generating between $350 - 500 million of sales before year end. Demand for our non-core assets has been encouraging and we are pleased with the depth and diversity of our buyer pools.”
Financial Highlights

▪	Realized net income attributable to common shareholders of $5.7 million, or $0.07 per common share

▪	Generated Funds from Operations of the Operating Partnership (FFO) of $38.2 million, or $0.44 per diluted common share

▪	Increased Same-Property Net Operating Income (NOI) by 1.8%

Portfolio Operations

▪	Retail leased percentage is 95.0%, an increase of 40 basis points sequentially

▪	Anchor leased percentage is 96.7%, an increase of 50 basis points sequentially

▪	Small shop leased percentage is 91.6%, an increase of 40 basis points sequentially

▪	Annualized base rent (ABR) for the operating retail portfolio is $17.16, an increase of nearly 2% sequentially

▪	Executed 95 new and renewal leases, representing a total of 642,105 square feet, which includes 6 big box leases representing approximately 200,000 square feet

▪	GAAP leasing spreads of 63.3% (58.2% cash basis) on 17 comparable new leases, 1.0% (-3.2% cash basis) on 57 comparable renewals and 10.2% (5.6% cash basis) on a blended basis.

▪	Excluding the impact of certain strategic leases, blended GAAP spreads would have been 17.6% (12.4% cash basis).

Transactions

▪	Sold 1 non-core asset for $13.5 million

▪	Subsequent to quarter end, sold an additional 4 non-core assets for $121.3 million for total sales to date of $134.8 million

▪	Placed under contract an additional $162.4 million in dispositions

▪	Acquired the Pan Am Parking Garage in Indianapolis, IN for $29.5 million

Balance Sheet
KRG currently has only a single $20.7 million mortgage maturing through 2020, and as of March 31st, the debt portfolio had a weighted average maturity of 5.5 years and a weighted average interest rate of 4.09%.

As of March 31, 2019, KRG’s net-debt-to-EBITDA ratio was 6.9x. Factoring in the asset sales and corresponding debt paydown subsequent to quarter end, KRG’s proforma net-debt-to-EBITDA is 6.6x.

Guidance
KRG is reiterating previously provided guidance of 2019 FFO between $1.66 - $1.76 per share.

	Low	High
2018 FFO	$2.00	$2.00
Previously Disclosed 2018 FFO Walk Down
2018 Dispositions	(0.05)	(0.05)
Lease Accounting Rules	(0.06)	(0.06)
Interest Expense	(0.03)	(0.03)
One-Time Income Items [1]	(0.09)	(0.09)
Lease Termination & Other Revenue	(0.03)	—
Subtotal	(0.25)	(0.22)

2019 Items:
Same Store NOI [2] (1.25% - 2.25%)	0.03	0.05
G&A	(0.02)	(0.01)
Subtotal - 2019 Items	0.01	0.04

2019 FFO - Pre-Dispositions	1.76	1.82

2019 Disposition Net Impact [3,4]	(0.10)	(0.06)

FFO - Guidance	$1.66	$1.76

2019 Disposition Net Impact Annualized [4,5]	(0.29)	(0.20)

(1) Relates to Eddy Street Commons development fee and cash and non-cash impact of Toys 'R Us bankruptcy. Also inludes ($0.03) from business interruption income.
(2) Includes $0.03 from executed anchor leases commencing in 2019.
(3) Disposition NOI less anticipated interest savings based on weighted-average sale date of August 31, 2019.
(4) Low end of range assumes $500 million in proceeds while high end of range assumes $350 million in proceeds.
(5) Annualized 2019 disposition NOI less annualized anticipated interest savings.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, May 7, 2019, at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 9359366). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to tenants in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources and inflationary trends or outlook; the risk that KRG may not be able to successfully complete the planned dispositions on favorable terms - or at all; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the impact of online retail competition and the perception that such competition has on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana and Texas; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	March 31, 2019	December 31, 2018
Assets:
Investment properties, at cost	$3,581,911	$3,641,120
Less: accumulated depreciation	(697,660)	(699,927)
	2,884,251	2,941,193

Cash and cash equivalents	28,357	35,376
Tenant and other receivables, including accrued straight-line rent of $30,945 and $31,347, respectively	55,432	58,059
Restricted cash and escrow deposits	23,604	10,130
Deferred costs and intangibles, net	92,827	95,264
Prepaid and other assets	41,080	12,764
Investments in unconsolidated subsidiaries	13,283	13,496
Assets held for sale	64,343	5,731
Total Assets	$3,203,177	$3,172,013
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,602,603	$1,543,301
Accounts payable and accrued expenses	61,868	85,934
Deferred revenue and other liabilities	102,478	83,632
Total Liabilities	1,769,357	1,712,867
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	46,298	45,743
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,910,408 and 83,800,886 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	839	838
Additional paid in capital	2,078,104	2,078,099
Accumulated other comprehensive loss	(8,427)	(3,497)
Accumulated deficit	(683,692)	(662,735)
Total Kite Realty Group Trust Shareholders’ Equity	1,386,824	1,412,705
Noncontrolling Interests	698	698
Total Equity	1,387,522	1,413,403
Total Liabilities and Shareholders' Equity	$3,203,177	$3,172,013

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2019	2018
Revenue:
Rental income	$82,358	$87,623
Other property related revenue	1,055	778
Fee income	102	1,362
Total revenue	83,515	89,763
Expenses:
Property operating	11,431	12,470
Real estate taxes	10,206	10,754
General, administrative, and other	6,777	5,945
Depreciation and amortization	34,635	38,556
Impairment charges	4,077	24,070
Total expenses	67,126	91,795
Gain on sale of operating properties, net	6,587	500
Operating income (loss)	22,976	(1,532)
Interest expense	(16,459)	(16,337)
Income tax benefit of taxable REIT subsidiary	82	23
Equity in loss of unconsolidated subsidiary	(427)	—
Other expense, net	(184)	(151)
Net income (loss)	5,988	(17,997)
Net (income) loss attributable to noncontrolling interests	(273)	80
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$5,715	$(17,917)

Income (loss) per common share - basic and diluted	$0.07	$(0.21)

Weighted average common shares outstanding - basic	83,843,681	83,629,669
Weighted average common shares outstanding - diluted	84,034,097	83,629,669
Cash dividends declared per common share	$0.3175	$0.3175

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2019	2018
Funds From Operations
Consolidated net income (loss)	$5,988	$(17,997)
Less: net income attributable to noncontrolling interests in properties	(132)	(351)
Less: gain on sales of operating properties	(6,587)	(500)
Add: impairment charges	4,077	24,070
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	34,896	38,278
FFO of the Operating Partnership[1]	38,242	43,500
Less: Limited Partners' interests in FFO	(918)	(1,022)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$37,324	$42,478
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.45	$0.51
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.44	$0.51

Weighted average common shares outstanding - basic	83,843,681	83,629,669
Weighted average common shares outstanding - diluted	84,034,097	83,668,918
Weighted average common shares and units outstanding - basic	85,912,080	85,642,329
Weighted average common shares and units outstanding - diluted	86,102,496	85,681,578

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income (loss)	$0.07	$(0.21)
Less: net income attributable to noncontrolling interests in properties	—	—
Less: gain on sales of operating properties	(0.08)	(0.01)
Add: impairment charges	0.04	0.28
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.41	0.45
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.44	$0.51

____________________
1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments, and after adjustments for unconsolidated partnerships and joint ventures.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2019 and 2018
(Unaudited)

($ in thousands)
	Three Months Ended March 31,
	2019	2018	% Change
Number of properties for the quarter[1]	100	100

Leased percentage at period end	95.0%	94.7%
Economic Occupancy percentage[2]	92.2%	93.2%

Minimum rent	$57,145	$56,545
Tenant recoveries	16,577	16,208
Bad debt	(564)	(353)
Other income	383	292
	73,541	72,692

Property operating expenses	(8,888)	(9,098)
Real estate taxes	(9,541)	(9,460)
	(18,429)	(18,558)
Same Property NOI[3]	$55,112	$54,134	1.8%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$55,112	$54,134
Net operating income - non-same activity[4]	6,766	12,405
Other expense, net	(529)	(128)
General, administrative and other	(6,777)	(5,945)
Impairment charges	(4,077)	(24,070)
Depreciation and amortization expense	(34,635)	(38,556)
Interest expense	(16,459)	(16,337)
Gains on sales of operating properties	6,587	500
Net (income) loss attributable to noncontrolling interests	(273)	80
Net income (loss) attributable to common shareholders	$5,715	$(17,917)

____________________
1
Same Property NOI excludes (i) The Corner, Courthouse Shadows, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) the recently completed Beechwood Promenade, City Center, Fishers Station, and Rampart Commons redevelopments and (iii) office properties.

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles, fee income and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company begins recapturing space from tenants. For the quarter ended March 31, 2019, the Company excluded four redevelopment properties and four recently completed redevelopments from the same property pool that met these criteria and were owned in both comparable periods.